Exhibit 10.41



                            SECOND AMENDMENT TO LEASE
                            -------------------------

     THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 24th day of April, 1995, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (successor-in-interest to Teachers Realty Corporation), a New York corporation ("Landlord") and MEDICON, INC., an Illinois corporation ("Tenant").

                                    RECITALS:
                                    --------

     A. Tenant is currently occupying space in the building commonly known as "Boulevard 40" situated at 40 Skokie Boulevard in Northbrook, Illinois (the "Building") pursuant to that certain lease by and between Landlord and Tenant commencing September 1, 1992, as amended by a First Amendment to Lease dated as of August 11, 1993 (such lease as heretofore modified or amended from time to time hereafter is called the "Lease"). Pursuant to the Lease, Landlord leased to Tenant certain premises (the "Premises") on the third (3rd), fourth (4th), fifth (5th), and sixth (6th) floors of the Building, as more particularly set forth in the Lease.

     B. Landlord and Tenant desires to lease certain additional space on the fourth (4th) floor of the Building, comprising approximately 2,572 rentable square feet and commonly known as Suite 445 ("Suite 445") as more particularly depicted on the space plan attached hereto as Exhibit A.
                                              ---------

     C. Landlord and Tenant desire to amend the Lease according to the terms hereof in order to document the leasing of Suite 445.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1.   Controlling Language.  Insofar as the specific terms and provisions
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and exhibits of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms, provisions and exhibits of this Amendment shall govern and control; in all other respects, the terms provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

     2.  Suite 445 Term.  Landlord leases to Tenant, and Tenant leases from
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Landlord, Suite 445 for a term (the "Suite 445 Term") commencing upon the
Suite 445 Commencement Date and ending on August 31, 1996. The
"Suite 445 Commencement Date" shall be the date which is thirty (30) calendar days after Landlord has tendered Suite 445 to Tenant in broom-clean condition. Except to the extent expressly modified by this Amendment, and except for Sections 28,











































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31 and 34 and Appendix D of the Lease, the leasing of Suite 445 shall be subject to all the terms and conditions of the Lease, and from and after the date hereof, Suite 445 shall constitute a part of the "Premises," as such term is defined in the Lease, for all purposes thereof.

     3.  Suite 445 Rent.  In addition to the rent otherwise reserved and payable
         --------------
under the Lease, Tenant agrees to pay the following with respect to Suite 445 throughout the Suite 445 Term:

          a.  Base Rent.  Base Rent in the amount of $2,036.17 per month ($9.50
              ---------
     x 2,572 rentable square feet/12). If the Suite 445 Commencement Date is other than the first day of a month, the Base Rent for the month in which the Suite 445 Commencement Date occurs shall be adjusted on a pro rata basis. The payment of Base Rent shall otherwise occur in the manner set forth in the Lease.

          b.  Operating Cost Share Rent and Tax Share Rent; Tenant's Suite 445
              ----------------------------------------------------------------
     Expansion Space Proportionate Share.  The term "Tenant's Suite 445
     -----------------------------------
     Proportionate Share" shall mean 2.4282% (2,572 rentable square feet in Suite 445 over 105,924 rentable square feet in the Building). Tenant shall pay Operating Cost Share Rent and Tax Share Rent based on the Tenant's Suite 445 Proportionate Share, but otherwise in the manner set forth in the Lease.

          c.  Additional Rent.  Additional rent shall be payable in the manner
              ---------------
     set forth in the Lease.

          d.  Abatement of Rent.  Notwithstanding the foregoing, no base or
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     additional rent shall be payable with respect to Suite 445 until the Suite
     445 Commencement Date.

     4.  Condition of Suite 445 Expansion Space.  Suite 445 will be tendered to
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Tenant in broom-clean condition upon the Suite 445 Commencement Date, but in all other respects Landlord is leasing Suite 445 to Tenant "AS IS", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair or decorate Suite 445 or any part thereof. Tenant may alter or improve Suite 445 at its cost and expense in accordance with the provisions of Section 5 of the Lease.

     5.  Condition Precedent to Effectiveness.  This amendment shall not be
         ------------------------------------
effective unless and until the current tenant of Suite 445 agrees to vacate and actually vacates that space, and the space is tendered to Tenant as set forth in paragraph 4 above.






































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     6.  Miscellaneous.
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          a.  Incorporation.  Landlord and Tenant hereby agree that (i) this
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     Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment and
     (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove;

          b.  Defined Terms.  All terms capitalized but not defined herein shall
              -------------
     have the same meaning ascribed to such terms in the Lease.

          c.  Governing Law.  This Amendment shall be governed by and construed
              -------------
     under the laws of the State of Illinois.



     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:                               TENANT:

TEACHERS INSURANCE AND ANNUITY          MEDICON, INC., an Illinois
ASSOCIATION OF AMERICA, a New           corporation
York corporation


By: /s/ S. Marc Flannery                By:  /s/ Lawrence Rubinstein
   ----------------------------             ------------------------------

Name:   S. Marc Flannery                Name:   Lawrence Rubinstein

Title:  Assistant Secretary             Title:  Exec. V.P. & Gen'l Counsel



















































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                                   EXHIBIT A


                              [FLOOR PLAN OF LEVEL 4]